Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 63,114 shares of common stock, of our report dated March 16, 2007 included in the annual report on Form 10-K of 21st Century Holding Company for the years ended December 31, 2005 and December 31, 2006, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ DeMeo, Young, McGrath of Boca Raton, LLP

Boca Raton, Florida,
May 1, 2007